Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the report of Entrx Corporation (the “Company”) on Form 10-K for the period ending December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peter L. Hauser, Chief Executive Officer of the Company, and I, Brian D. Niebur, Chief Financial Officer of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

i.                               The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
ii.                              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Peter L. Hauser
Peter L. Hauser
Chief Executive Officer
March 31, 2011

/s/ Brian D. Niebur
Brian D. Niebur
Chief Financial Officer
March 31, 2011